CODE OF ETHICS

OF

THE TIMOTHY PLAN

I. Introduction

This Code of Ethics has been adopted by The Timothy Plan (the "Trust”) in compliance with Rule 17j-1 (the "Rule") under the Investment Trust Act of 1940, as amended (the "Act") to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Trust may abuse their fiduciary duties to the Trust, and to deal with other types of conflict-of-interest situations to which the Rule is addressed.

The Rule makes it "unlawful" for certain persons who have affiliations with the Trust to engage in conduct which is deceitful, fraudulent or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of securities by the Trust. This Code of Ethics is intended to establish policies and procedures designed to insure that persons subject to this Code of Ethics and the Rule do not use any information concerning the investments or investment intentions of the Trust, or his or her ability to influence such investment related information, for personal gain or in a manner detrimental to the interests of the Trust.

II. Principles

This Code of Ethics acknowledges the general principles that persons affiliated with the Trust:

(A)	owe a fiduciary obligation to the Trust;
(B)	have the duty at all times to place the interests of Trust shareholders first;
(C)	must conduct all of their personal securities transactions in such a manner as to avoid any actual or potential conflict of interest or abuse of such person’s position of trust and responsibility; and
(D)	should not take inappropriate advantage of their positions in relation to the Trust.

III. Definitions (as used herein)

"Access Person" means:

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(1)	any Trustee, officer, general partner or Advisory Person of the Trust or any Adviser to the Trust.

(A)	If an Adviser to the Trust is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any Trustee, officer, general partner or Advisory Person of the Adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the Adviser to any Fund.

(B)	An Adviser is “primarily engaged in a business or businesses other than advising Funds or other advisory clients” if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the Adviser derived, on an unconsolidated basis, more than 50% of its income (or loss), before taxes and extraordinary items, from the other business or businesses.

(2)	Any Trustee, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Trust for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Trust, regarding the purchase or sale of Covered Securities.

“Advisory Person” means:

(1)	Any employee of the Trust or an Adviser to the Trust (or of any Trust in a control relationship to the Trust or an investment adviser to the Trust) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

(2)	Any natural person in a control relationship to the Trust or an Adviser to the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the Trust.

"Affiliated Person" means:

(1)	Any officer, Trustee, copartner or employee of the Trust, Adviser and/or Underwriter;

(2)	any person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of the Trust, Adviser and/or Underwriter;

(3)	any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the Trust, Adviser and/or Underwriter; and

(4)	any person directly or indirectly controlling, controlled by, or under common control with the Trust, Adviser and/or Underwriter.

"Beneficial Interest" means:

any interest by which an Access Person or any member of his or her immediate family (relative by blood or marriage living in the same household), can directly or indirectly derive a monetary benefit from the purchase, sale (or other acquisition or disposition) or ownership of a security, except such interests as Clearing Officers shall determine to be too remote for the purpose of this Code of Ethics. (A transaction in which an Access Person acquires or disposes of a security in which he or she has or thereby acquires a direct or indirect Beneficial Interest will be referred to in this Code of Ethics as a "personal securities" transaction or as a transaction for the person's "own account").

At the written request of a person subject to this Code of Ethics, the Clearing Officers, in their sole discretion or with the advice of counsel, may from time to time issue written interpretations as to whether an Access Person has a “Beneficial Interest” in a security or a transaction, and whether a transaction is or would be considered to be a “personal securities” transaction or a transaction “for the person’s own” account for purposes of the reporting requirements under this Code. Any such written interpretations shall be included in Appendix A attached to and incorporated by reference into this Code of Ethics, and may be relied upon solely by the person(s) seeking such interpretations.

“Clearing Officers” means any two officers of the Trust who are not:

(1)	parties to the transaction;
(2)	related by blood or marriage to a party to the transaction; and
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(3)	interested in or affiliated persons of the issuer of the securities at issue.

“Control” means:

the power to exercise a controlling influence over the management or policies of a Trust (unless such power is solely the result of an official position with such Trust). Any person who owns beneficially, directly or through one or more controlled companies, more than 25% of the voting securities of a Trust shall be presumed to control such Trust.

“Covered Security” means:

all stock, debt obligations and other instruments comprising the investments of the Trust, including any warrant or option to acquire or sell a security, and financial futures contracts, except that it does not include:

(1)	Direct obligations of the Government of the United States;

(2)	Banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and

(3)	Shares issued by open-end Funds.

References to a "Security" in this Code of Ethics shall include any warrant for, option in, or security immediately convertible into that "Security."

“Fund” means an investment company registered under the Act, and includes the Trust.

A "security held or to be acquired" by the Trust means:

any Covered Security which, within the most recent 15 calendar days: (i) is or has been held by the Trust; or (ii) is being or has been considered by an Adviser for purchase by the Trust.

A security is "being considered for purchase or sale";

from the time an order is given by or on behalf of the Trust to the order room of the Adviser until all orders with respect to that security are completed or withdrawn.

III. General Prohibitions

The specific provisions and reporting requirements of the Rule and this Code of Ethics are concerned primarily with those investment activities of Access Persons who are associated with the Trust and who thus may benefit from or interfere with the purchase or sale of portfolio securities by the Trust. However, the Rule and this Code of Ethics shall also apply to all Affiliated Persons of the Trust, the Adviser(s), Sub-Adviser(s) and the Underwriter ("Covered Persons"), unless specifically stated otherwise.

The Rule makes it "unlawful" for Covered Persons to engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of securities by the Trust. Accordingly, under the Rule and this Code of Ethics, no Covered Person shall use any information concerning the investments or investment intentions of the Trust, or his or her ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Trust.

In addition, no Covered Person shall, directly or indirectly in connection with the purchase or sale of a "security held or to be acquired" by the Trust:

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(i)	employ any device, scheme or artifice to defraud the Trust; or

(ii)	make to the Trust or an Adviser any untrue statement of material fact or omit to state to any of the foregoing a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or

(iii)	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

(iv)	engage in any manipulative practice with respect to the Trust.

V. Prohibited Transactions

A.	Blackout Periods

Subject to any additional limiting requirements that may be set forth below, an Advisory Person may not effect a personal securities transaction in a “security held or to be acquired” by the Trust unless such person:

(1)	executes such transaction at a price equal to or less advantageous than the price obtained for such security by the Trust; and
(2)	reports to the Trust the information described in Paragraph VI of this Code of Ethics.

Any profits realized on personal securities transactions in violation of this Section V shall be disgorged.

B. Initial Public Offerings

An Advisory Person may not acquire any security in an initial public offering, unless such Advisory Person (1) obtains advance written clearance of such transaction by two Clearing Officers and (2) reports to the Trust the information described in Paragraph VI of this Code of Ethics.

C. Private Placements

(1)	An Advisory Person may not acquire any security in a private placement, unless such Advisory Person (1) obtains advance written clearance of such transaction by two Clearing Officers and (2) reports to the Trust the information described in Paragraph VI of this Code of Ethics.

When considering whether to grant approval to the Advisory Person to engage in these transactions, the Clearing Officers shall consider, among other factors, whether the investment opportunity should be reserved for the Trust, and whether the opportunity is being offered to the Advisory Person by virtue of his or her position with the Trust. If the Clearing Officers find that the investment opportunity should be reserved to the Trust or that the opportunity is being offered to the Advisory Person by virtue of his or her position with the Trust, the Clearing Officers shall refuse permission for the Advisory Person to enter into the transaction.

(2)	An Advisory Person who has been authorized to acquire securities in a private placement or an initial public offering shall be required to disclose that investment to the Trust and the appropriate Adviser whenever such Advisory Person participates, either directly or indirectly, in subsequent consideration of an investment in the issuer by any portfolio in the Trust complex.

(3)	In the event that an Advisory Person has been given approval to acquire securities in a private placement or an initial public offering, any decision of the Trust to purchase securities of the issuer of such private placement or initial public offering shall be subject to prior review by the Trust’s
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independent Trustees who have no personal interest in the issuer.

D. Ban On Short - Term Trading Profits

An Advisory Person may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days, unless such transactions fully comply with the restrictions of Section V(A) of this Code of Ethics. Any profits realized on non-complying short-term trades shall be disgorged.

F. Gifts

Advisory Persons may not accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Trust.

G. Service as a Trustee to Other Public Companies

Advisory Persons may not serve on the board of directors of any publicly traded company, without prior authorization of a majority of the Trust’s Board of Trustees, which authorization shall be specifically based upon a determination that the board service would be consistent with the interests of the Trust and its shareholders. If and when such board service is authorized, the Advisory Person serving as a director will be isolated from other Advisory Persons who make investment decisions involving that company through "Chinese Wall" or other procedures.

VI. Advance Clearance Requirement

A. Procedures

(1) From Whom Obtained

Persons who desire to enter into personal securities transactions in transactions requiring prior approval under paragraph V above, must obtain the written approval of any two Clearing Officers prior to entering into such transactions.

(2) Time of Clearance

Transaction clearances must be obtained not more than three (3) days prior to the transaction. If the trade is not made within three (3) days of the date of clearance, a new clearance must be obtained.

(3) Form

Persons seeking authorization to enter into transactions requiring prior clearance shall complete and sign a form approved for that purpose by the Trust, which form shall set forth the details of the proposed transaction. An example of such form is annexed hereto as Schedule A (“Clearance Forms”). Upon obtaining authorization to enter into the subject transaction, the Clearing Officers authorizing the transaction shall affix their signatures to the Clearance Form to indicate such approval.

(4) Filing

Copies of all completed Clearance Forms, with all required signatures, shall be retained by the Administrator of this Code of Ethics in accordance with the record keeping requirements set forth in Section XII of this Code of Ethics.

B. Factors Considered in Clearance of Personal Transactions

Clearing Officers may refuse to grant clearance of a personal transaction in their sole discretion without

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being required to specify any reason for the refusal. Generally, Clearing Officers will consider the following factors in determining whether or not to authorize a proposed transaction:

(1)	Whether the amount or nature of the transaction, or person entering into the transaction, is likely to affect the price or market for the Security;

(2)	Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales in the same or similar security being made or being considered by the Trust; and

(3)	Whether the security proposed to be purchased or sold is one that would qualify for purchase or sale by the Trust.

VII. Exempt Transactions

Neither the prohibitions nor the reporting requirements of this Code of Ethics apply to:

(A)	Purchases, sales or other acquisitions or dispositions of Securities for an account over which the person has no direct influence or control and does not exercise indirect influence or control;

(B)	Purchases, sales or other acquisitions or dispositions of securities which are not eligible for purchase or sale by any portfolio of the Trust;

(C)	Involuntary purchases or sales;

(D)	Purchases which are part of an automatic dividend reinvestment plan; and

(E)	Purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights;

VIII. Reporting of Securities Transactions

A. Reporting Requirements of Access Persons

(1)	Reports Required: Unless specifically excepted by other provisions of this Code of Ethics, every Access Person of the Trust, Adviser, Sub-Adviser(s) and Underwriter must provide to the Administrator of this Code of Ethics and the Adviser(s) or Underwriter, as applicable, the following reports:

(a)	Initial Holdings Reports- Not later than ten (10) days after a person becomes an Access Person, such person shall complete, sign and deliver to the Trust, and the Adviser(s) or Underwriter, as applicable, an Initial Holdings Report, a form of which is attached to this Code of Ethics as Schedule B; except that

(i)	Any person who qualified as an Access Person prior to March 1, 2000 shall be exempt from filing an Initial Holdings Report.

(b)	Quarterly Transaction Reports- Not later than ten (10) days after the end of each calendar quarter, each Access Person shall make a written report (“Quarterly Transaction Report”), a form of which is attached to this Code of Ethics as Schedule C, to the Administrator of this Code of Ethics and the Adviser(s) or Underwriter, as applicable, which;

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(1)	With respect to any transaction during the previous calendar quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership, contains the following information:

(i)	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved:

(ii)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	The price of the Covered Security at which the transaction was effected;

(iv)	The name of the broker, dealer or bank with or through which the transaction was effected; and

(v)	The date that the report is submitted by the Access Person.

(2)	With respect to any account established by the Access Person in which any securities were held during the previous quarter for the direct or indirect benefit or the Access Person, contains the following information:

(ii)	The name of the broker, dealer or bank with whom the Access Person established the account;

(iii)	The date the account was established; and

(iv)	The date that the report is submitted by the Access Person.

(c)	Annual Holding Reports- Not later than thirty (30) days after the end of the Trust’s fiscal year end, each Access Person shall make a written report, a form of which is attached to this Code of Ethics as Schedule D (“Annual Holdings Report”), to the Administrator of this Code of Ethics and the Adviser(s) or Underwriter, as applicable, which:

(1)	Sets forth the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;
(2)	Sets forth the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person;
(3)	Contains the date that the report is submitted by the Access Person; and
(4)	States that the information contained in the Annual Holdings Report is current as of a date not greater than thirty (30) days prior to the date the report was submitted.

B. Exemptions from Reporting

(1)	A person need not make an Initial Holdings Report with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

(2)	A Trustee of the Trust who is not an "interested person" of the Trust, as such term is defined in Section 2(a)(19) of the Act, and who would otherwise be required to make a report solely by reason of being a Trustee of the Trust, need not make:

(a)	An Initial Holdings Report or an Annual Holdings Report; and
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(b)	A Quarterly Transaction Report, unless the Trustee knew, or in the ordinary course of fulfilling his or her official duties as a Trustee should have known, that during the fifteen (15) day period immediately before or after the Trustee’s transaction in a Covered Security, the Trust purchased or sold the Covered Security, or the Trust or an Adviser considered purchasing or selling the Covered Security.

(3)	An Access Person of the Trust’s Underwriter need not make a report to the Underwriter, if such person makes a report to the Trust and:

(a)	The Underwriter is not an affiliated person of the Trust or any Adviser to the Trust; and

(b)	The Underwriter has no officer, Trustee or general partner who serves as an officer, Trustee or general partner of the Trust or an Adviser to the Trust.

(4)	An Access Person of an Adviser need not make a report to the Adviser, if such person makes a report to the Trust and all of the information contained in such report would duplicate information required to be recorded under §§ 275.204-2(a)(12) or 275.204(a)(13) of the Investment Advisers Act of 1940, as amended.

(5)	An Access Person need not make a Quarterly Transaction Report if the Report would duplicate information contained in broker trade confirmations or account statements received by the Trust with respect to the Access Person for the applicable quarterly reporting period, but only if such broker trade confirmations or account statements contain ALL of the information required to be reported in the Quarterly Transaction Reports.

C. Responsibility to Report

The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by the Trust to facilitate the reporting process does not change or alter that responsibility.

D. Where to File Report

All reports must be filed with the Administrator of this Code of Ethics.

IX. Confidentiality of Trust Transactions

Until disclosed in a public report to shareholders or to the SEC in the normal course of the Trust’s business, all information concerning Securities "being considered for purchase or sale" by the Trust shall be kept confidential by all Access Persons and disclosed by them only on a "need to know" basis. It shall be the responsibility of the Administrator of this Code of Ethics to report any inadequacy found by him or her to the Board of Trustees of the Trust or any committee appointed by the Board to deal with such information.

X. Sanctions

Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by the Trust as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code of Ethics which may include suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Trust and the more advantageous price paid or received by the offending person. Sanctions for violation of this Code of Ethics by a Trustee of the Trust will be determined by a majority vote of its independent Trustees.

XI. Administration and Construction

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(A)	The administration of this Code of Ethics shall be the responsibility of the President of the Trust who shall serve as the "Administrator" of this Code of Ethics.

(B)	The duties of such Administrator shall include:

(1) Continuous maintenance of a current list of the names of all Access Persons with an appropriate description of their title or employment;

(2) Providing each Covered Person a copy of this Code of Ethics and informing them of their duties and obligations thereunder, and assuring that Covered Persons who are not Access Persons are familiar with applicable requirements of this Code of Ethics;

(3) Supervising the implementation of this Code of Ethics by the Adviser(s) and Underwriter and the enforcement of the terms hereof by the Adviser(s) and Underwriter;

(4) Maintaining or supervising the maintenance of all records and reports required by this Code of Ethics;

(5) Preparing listings of all transactions effected by any Access Person within fifteen (15) days of the date on which the same security was held, purchased or sold by the Trust;

(6) Determining whether any particular securities transaction should be exempted pursuant to the provisions of this Code of Ethics;

(7) Issuing either personally, or with the assistance of counsel as may be appropriate, an interpretation of this Code of Ethics which may appear consistent with the objectives of the Rule of this Code of Ethics;

(8) Conducting of such inspections or investigations, including scrutiny of the listings referred to in the preceding subparagraph, as shall reasonably be required to detect and report, with his or her recommendations, any apparent violations of this Code of Ethics to the Board of Trustees of the Trust or any Committee appointed by them to deal with such information;

(9) Submitting a quarterly report to the Trustees of the Trust containing a description of any violation and the sanction imposed; transactions which suggest a possibility of a violation, and any exemptions or waivers found appropriate by the Administrator; and any other significant information concerning the appropriateness of this Code of Ethics.

XII. Required Records

The Administrator shall maintain or cause to be maintained in an easily accessible place, the following records:

(A) A copy of this and any other Code of Ethics adopted pursuant to the Rule which has been in effect during the past five (5) years;

(B) A record of any violation of such Codes of Ethics and of any action taken as a result of such violation;

(C) A copy of each report made by the Administrator within two (2) years from the end of the fiscal year of the Trust in which such report and interpretation is made or issued and for an additional three (3) years in a place which need not be easily accessible;

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(D) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to the Rule and this Code of Ethics; and

(E) A copy of all Initial Holdings Reports, Quarterly Transactions Reports, and Annual Holdings Reports submitted within the last five (5) years, the first two (2) years in an easily accessible place.

XIII. Amendments and Modifications

This Code of Ethics may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Trustees of the Trust.

This Code of Ethics was adopted by the Trust’s Board of Trustees, including a majority of the Trust’s “Independent Trustees”, at a meeting held on November 3, 2000.

Witness my Signature:

___________________________

Joseph Boatwright

Secretary to the Trust

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SCHEDULE A

CONFIDENTIAL TRANSACTION CLEARANCE

REQUEST FORM

Pursuant to the requirements of Section V of the Code of Ethics of The Timothy Plan (the “Trust”), I, ______________________, being an Access Person of the Trust, as that term is defined in the Code, hereby request that the Trust approve the following transaction in Covered Securities:

Name of Security: _________________________________________________________

Number of shares/Principal amount:____________________________________________

Nature of transaction: ___________________________________

(i.e., purchase, sale or other type of acquisition or disposition);

Name of broker/dealer or bank executing transaction: ________________________________

Yes       No

___      ___ The security described above represents an investment in an initial public offering.

___      ___ The security described above represents an investment in a private placement.

By my signature below, I swear and affirm that I have not engaged in any transactions in the above-described securities in violation of the Trust’s Code of Ethics, that I will invest in the above-described securities only after obtaining clearance to do so from authorized officers of the Trust, will report all such transactions in accordance with the requirements of the Trust’s Code of Ethics, and if I receive clearance to engage in the above-described security, I will execute the transaction not later than three (3) days after receiving clearance or will obtain a new clearance prior to executing the transaction.

__________________________________                          __________________________________

Signature of Applicant                                                                 Printed Name of Applicant

_____ After due consideration, the proposed transaction described above is APPROVED.

_____ After due consideration, the proposed transaction is DENIED.

_____	(Check only if approving a transaction that represents an investment in an initial public offering or in a private placement). We, the undersigned, in the exercise of our obligations to the Trust under the Trust’s Code of Ethics, have found that the above-described transaction is not a transaction that should be reserved to the Trust, and we further find that the transaction is not being offered to the Applicant as a result of his/her position with the Trust, Adviser or Underwriter.

__________________________________	__________________________________

Signature of Clearing Officer          Date                   Signature of Clearing Officer                 Date

_______________________________	___________________________________

Printed Name                                                                Printed Name

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SCHEDULE B

CONFIDENTIAL INITIAL

HOLDINGS REPORT

THE TIMOTHY PLAN

The following lists all holdings in Covered Securities in which I had any direct or indirect beneficial ownership as of ________________________. (If no transactions took place write "None".) Sign and return to the Secretary of the Trust not later than the 10th day after you qualify as an Access Person. Use reverse side if additional space is needed.

HOLDINGS IN COVERED SECURITIES

Transaction Date	Description of Security	Number of Shares/ Units	Per Unit Price	Total Amount	Broker executing Transaction

The following lists all accounts established by me as of _______________________ in which I had any direct or indirect beneficial ownership in any Securities. (If no accounts were established, write "None".) Sign and return to the Secretary of the Trust not later than the 10th day after you qualify as an Access Person. Use reverse side if additional space is needed.

Name of Broker, Dealer or Bank	Date Account Established

Name:

Date:                                                                                                      Signature: _________________________

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SCHEDULE C

QUARTERLY SECURITIES TRANSACTIONS

CONFIDENTIAL REPORT

THE TIMOTHY PLAN

The following lists all transactions in Covered Securities in which I had any direct or indirect beneficial ownership during the last calendar quarter. (If no transactions took place write "None".) Sign and return to the Secretary of the Trust not later than the 10th day of the month following the end of the calendar quarter. Use reverse side if additional space is needed.

PURCHASES/SALES AND OTHER DISPOSITIONS

Transaction Date	Description of Security	Purchase (P), Sale(S), or Other Disposition (Describe)	Number of Shares/ Units	Per Unit Price	Total Amount	Broker executing Transaction

The following lists all accounts established by me during the last calendar quarter in which I had any direct or indirect beneficial ownership in any Securities. (If no accounts were established, write "None".) Sign and return to the Secretary of the Trust not later than the 10th day of the month following the end of the calendar quarter. Use reverse side if additional space is needed.

Name of Broker, Dealer or Bank	Date Account Established

Name:

Date:                                                                                                      Signature: _________________________

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SCHEDULE B

CONFIDENTIAL ANNUAL

SECURITIES HOLDINGS REPORT

THE TIMOTHY PLAN

The following lists all holdings in Covered Securities in which I had any direct or indirect beneficial ownership as of ________________________. (If no transactions took place write "None".) Sign and return to the Secretary of the Trust not later than the 30th day after the Trust’s fiscal year end. Use reverse side if additional space is needed.

HOLDINGS IN COVERED SECURITIES

Transaction Date	Description of Security	Number of Shares/ Units	Per Unit Price	Total Amount	Broker executing Transaction

The following lists all accounts established by me as of _______________________ in which I had any direct or indirect beneficial ownership in any Securities. (If no accounts were established, write "None".) Sign and return to the Secretary of the Trust not later than the 30th day after the Trust’s fiscal year end. Use reverse side if additional space is needed.

Name of Broker, Dealer or Bank	Date Account Established

I swear and affirm that the foregoing information is true and correct to the best of my information and belief, and that the information included in this report is current as of a date not later than thirty (30) days prior to the filing of this report.

Name:

Date:                                                                                                      Signature: _________________________

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VERIFICATION OF ACCESS PERSONS

THE TIMOTHY PLAN

Required Report for

Code of Ethics of The Timothy Plan

As Adopted November 3, 2000

Listed below are the names and current mailing addresses of all persons, as of October 31, 2000, who are considered to be “Access Persons” of The Timothy Plan, as such term is defined in the Code of Ethics of The Timothy Plan (the “Trust”), as adopted on November 3, 2000 (the “Code”).

Name of Access Person           Mailing Address

1. __________________      ___________________________________

2. __________________      ___________________________________

3. __________________      ___________________________________

4. __________________      ___________________________________

5. __________________      ___________________________________

6. __________________      ___________________________________

7. __________________      ___________________________________

8. __________________      ___________________________________

9. __________________      ___________________________________

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ACKNOWLEDGEMENT OF RECEIPT

OF CODE OF ETHICS

OF

THE TIMOTHY PLAN

Required Report for

Code of Ethics of The Timothy Plan

As Adopted November 3, 2000

I, ___________________________, certify by my signature below as follows:

1.	I have received, read, understand and agree to comply with the Code of Ethics of The Timothy Plan (the “Trust”), as adopted on November 3, 2000 (the “Code”); and

2.	I acknowledge that I am an “Access Person” of the Trust, as such term is defined in the Code and that Access Persons of the Trust are generally required make periodic reports of their securities transactions and securities holdings; and

3.	I am subject to the reporting requirements of the Code; and

4.	On the first day following the end of each calendar quarter (January 1st, April 1st, July 1st, October 1st ) I will receive a Quarterly Securities Transaction Report from the Trust. I will complete and return the Report to Michael J. Senior not later than the tenth day of the month in which the Report is sent; and

5.	I will inform the Trust of any change in my mailing address within ten (10) days of such change.

__________________________                      ______________________________

Date                                                                            Signature

                                                                                 ______________________________

                                                                   Printed Name

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AUTHORIZATION

OF

RESPONSIBLE INDIVIDUAL

THE TIMOTHY PLAN

Pursuant to the requirements of the Code of Ethics of The Timothy Plan, as adopted on November 3, 2000 (the “Code”), Mr. Arthur D. Ally has been appointed, by vote of the Board of Trustees of the Trust to be the person responsible for the review of all transaction and holdings reports required to be filed under the Code.

Mr. Ally will file a quarterly report with the Board of Trustees indicating and/or including:

1.	Any reports required to be filed under the Code for the reporting period;
2.	The names of each person required to file a report under the Code;
3.	The names of any reporting person who failed to timely file a required report;
4.	Copies of all submitted reports; and
5.	A description of any violations or apparent violations of the Code for the reporting period.

_________________________                  _____________________________

Date                                                                     By: Joseph Boatwright

                                                              For the Trust

________________________                    ____________________________

Date                                                                   By: Arthur D. Ally

                                                           Responsible Person

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